Your Response Is Greatly Needed

PLEASE VOTE TODAY

By now, you should have received a proxy package in the mail regarding an important shareholder meeting for the Northern Funds that has been adjourned to June 23, 2014.

According to our records, we have not received your vote!

It is important that we receive your vote by June 23, 2014 because it will help to avoid having to adjourn the meeting further. It will also prevent the Funds from spending additional money soliciting your votes. If you have any questions or would like to vote, please call the number listed below:

1-855-601-2247

The Funds have made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by June 23, 2014.

Call the phone number above Monday – Friday, 9:30am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR YOUR PARTICIPATION

NF ADJ